Exhibit 3

Names and addresses of the Underwriters of the Republic’s 2.75% Notes due 2006

Republic of Italy
Underwriters’ Addresses in relation to the Republic’s US$3,000,000,000
2.75% Global Notes due December 15, 2006

Deutsche Bank AG London	Winchester House
1 Great Winchester Street
London EC2N 2DB
England

Goldman Sachs International	Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

ABN AMRO Bank N.V	250 Bishopsgate
London EC2M 4AA
England

Citigroup Global Markets Inc	390 Greenwich Street
New York, NY 10013
United States of America

Credit Suisse First Boston (Europe) Limited	One Cabot Square
London E14 4QJ
England

Lehman Brothers International (Europe)	25 Bank Street
London E14 5LE
England

J.P. Morgan Securities Ltd.	125 London Wall
London EC2Y 5AJ
England

Morgan Stanley & Co. International Limited	20 Cabot Square
London E14 4QW
England

Nomura International plc	Nomura House
1 St Martin’s-le-Grand
London EC1A 4NP
England

UBS Limited	1 Finsbury Avenue
London EC2M 2PP
England